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                                                                    EXHIBIT 10.7

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This Amended Employment Agreement (the "Agreement") is made and entered into as of this _21st day of February, 2000, by and between Rock-Tenn Converting Company, a Georgia corporation (the "Company"), and James L. Einstein, an individual residing at 200 Arbor Road, Winston-Salem, North Carolina 27104 (the "Executive").

                                    RECITALS

                  Whereas, the parties initially entered into an Employment Agreement on January 31, 1995 (the "Initial Agreement") for a term of five (5) years;

                  Whereas, the parties desire to renew the Executive's employment relationship with the Company and to replace and supersede the Initial Agreement with this Agreement.

                  NOW, THEREFORE, in consideration of the terms, mutual covenants and conditions set forth in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. Employment. The company and the Executive hereby agree to continue the Executive's full-time employment beyond the term of the Initial Agreement pursuant to the terms hereof. The Executive shall perform substantially the same duties and responsibilities as previously performed on behalf of the Company and its Alliance Display and Packaging Division (the "Alliance Division"), along with such other duties as he may from time to time be delegated by the person to whom the Executive shall report. During the term of this Agreement, the Executive shall provide services to the Company in conformity with standards consistent with similar executive positions and shall conduct his business affairs in a prudent and workmanlike manner as designated by the person to whom the Executive shall report consistent with the Company's business plan. The Executive shall use his best efforts, skill and ability to promote the interests of the Company in carrying out his duties and shall not, either directly or indirectly, take any action which could reasonably be expected to have an adverse effect on the business of the Company.

         2. Term. The Executive's employment under this Agreement shall be for a term commencing on February 1, 2000 and ending on the fifth (5th) anniversary of this Agreement (the "Term"). Termination of the Executive's employment shall be governed by Section 6 of this Agreement.

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         3. Compensation. The Company shall pay, and the Executive shall accept, the compensation described in this Section 3 as full compensation for his services and for his noncompetition and other obligations under this Agreement.

                  (a) Base Compensation. The Company shall pay an initial annual salary to the Executive ("Base Compensation") payable in accordance with the customary payroll practices of the Company in the amount of Two Hundred Ten Thousand Dollars ($210,000). The Base Compensation will be adjusted during the Term in accordance with the Company's normal practice for similar executive positions.

                  (b) Bonus and/or Commission. The Executive shall be eligible to receive a bonus or commission pursuant to the bonus or commission arrangements in effect during the Term of this Agreement.

                  (c) Withholding. The Company shall deduct from the compensation described in this Section 3 any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by it pursuant to any federal, state or city laws, rules or regulations or as elected by Executive in accordance with any Company benefit plans.

         4. Benefits. The Executive shall be entitled to continue his participation in such benefit programs in effect for executives in similar positions during the Term of the Agreement.

         5. Reimbursement of Expenses. Upon presentation of a reasonably itemized account thereof, the Company shall pay or reimburse the Executive, in accordance with normal Company policy, for the reasonable and necessary expenses incurred by the Executive, consistent with Company policy, in connection with the performance of his duties under this Agreement.

         6. Termination.

                  (a) Termination With Cause. The Company shall have the right to terminate the employment of the Executive under this Agreement for Cause (as defined below) upon delivery of written notice (the "Termination Notice") to the Executive stating in reasonable detail the grounds for termination. Upon termination pursuant to this Section 6 (a), the Company shall have no further obligations to the Executive hereunder other than the payment of any accrued Based Salary, accrued commissions and reimbursable expenses, or as otherwise required by law. As used herein, "Cause" means:

                           (i) any breach by the Executive of any material provisions of this Agreement;

                           (ii) commission by the Executive of an act of material misconduct in connection with the performance of his duties hereunder;

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                           (iii) commission by the Executive of an act of fraud,
         misappropriation of funds or embezzlement in connection with his employment hereunder; or

                           (iv) conviction of, or confession to, a felony or other crime involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony).

                  (b) Termination by the Company Upon Death or Disability. The Company shall have the right to immediately terminate the employment of the Executive upon death or disability of the Executive, and the Company shall have no further obligations to the Executive hereunder except for these items set forth in Section 6 (a) hereof.

                  (c) Termination by the Company Without Cause. Notwithstanding any provision to the contrary herein, the Company may at any time during the Term, in its sole and absolute discretion and for whatever reason, terminate the employment of the Executive hereunder by delivery of notice to the Executive. Any such termination by the Company which is not for Cause or by reason of the death or disability of the Executive shall be referred to hereinafter as a termination "Without Cause." Upon termination pursuant to this Section 6 (c), the Company shall pay the Executive any reimbursable expenses previously incurred, and shall provide such benefits as are in effect as of the date of termination (or the cash value thereof) for the remainder of the Term. Additionally, upon termination pursuant to this Section 6 (c), the Company shall pay the Executive the greater of (i) payments for the remainder of the Term of Base Compensation plus a monthly payment equal to the sum of the Executive's two prior yearly bonuses, if any, or commissions for the prior twenty-four (24) months, if any, divided by twenty-four (24) or (ii) the payment of the Company's normal severance policy for employees in similar positions to the Executive.

                  (d) Termination by the Executive for Good Reason. In addition to any other remedies available to him at law, in equity or as set forth in this Agreement, the Executive shall have the right immediately to terminate his employment under this Agreement for Good Reason (as defined below). As used herein, "Good Reason" means:

                           (i) any breach by the Company of any material provision of this Agreement; or

                           (ii) if without the express written consent of the Executive, action by the Company requiring the Executive to be based at a location outside a 30 mile radius of the location of the Executive's current workplace as of the date hereof.

                           Before exercising his rights under this subsection
(d), the Executive shall have given written notice to the Company of such facts giving rise to the events described in this subsection (d), and the Executive and the Company shall have a sixty (60) day period after receipt of such notice by the Company to resolve such matters.

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In the event the Company and the Executive are unable to resolve such matters the Executive may exercise his rights under this subsection (d). Upon termination pursuant to this Section 6 (d), the Company shall pay the Executive any reimbursable expenses previously incurred and shall provide such benefits as are in effect as of the date of termination (or the cash value thereof) for the remainder of the Term. Additionally, upon termination pursuant to 6 (d), the Company shall pay the Executive the greater of (i) payments for the remainder of the Term of Base Compensation plus a monthly payment equal to the sum of the Executive's two prior yearly bonuses, if any, or commissions for the prior twenty-four (24) months, if any, divided by twenty-four (24), or (ii) the payment of the company's normal severance policy for employees in similar positions to the Executive.

                  (e) Notice of Status. The Company will provide notice to the Executive, at a time no less than six (6) months prior to the end of the Term, as to the status of the Executive's continued employment with the Company beyond the end of the Term.

                  (f) Arbitration. Any dispute pursuant to this Section 6 which the parties are unable to settle within sixty (60) days of such notice shall be resolved by arbitration. Such arbitration shall be carried out pursuant to the expedited procedures of the American Arbitration Association in Atlanta, Georgia.

         7. Non-Disclosure and Return of Property.

                  (a) Non-Disclosure. The Executive shall not at any time, during or after the Term, disclose or furnish to any other person, firm or corporation, except in the course of the proper performance of his duties hereunder, any "Confidential Information." For the purposes hereof, "Confidential Information" shall mean (i) any information relating to any unique process, technique or procedure used by the Company; (ii) any information relating to the operations or financial status of the Company, including, without limitation, all financial data and sources of financing, which are not specifically a matter of public record; (iii) any information of a confidential nature obtained as a result of his prior, present or future relationship with the Company, which is not specifically a matter of public record; (iv) any trade secrets of the Company; and (v) the name, address, pricing or other information relating to any customer of, or supplier to, the Company. Notwithstanding the foregoing, the Executive may disclose Confidential Information, if required to do so by a court of competent jurisdiction or otherwise required by law; provided that the Executive shall provide the Company with prompt notice prior to the date of the required disclosure so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Agreement, the Executive shall furnish only that portion of the Confidential Information which he is legally required to disclose.

                  (b) Return of Property. Upon termination of the Executive's employment hereunder, the Executive shall return to the Company or its successors or assigns, as the

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case may be, all property of the Company held or used by the Executive and all documents and papers relating to the Company or its affiliates, including any Confidential Information.

                  (c) Breach of Provisions. In the event the Executive shall breach any of the provisions of this Section 7, or in the event that any such breach is threatened by the Executive, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Section 7. The Executive acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, the Executive shall not use as a defense thereto that there is an adequate remedy at law.

         8. Indemnification and Advancement of Expenses. The Executive or his estate shall be indemnified and advance expenses as provided for employees of the Company pursuant to Article VI, Sections 2 and 3 of its Bylaws.

         9. Noncompetition and Nonsolicitation.

                  (a) Definitions. The following terms shall have the following meanings for purposes of this Section 9.

                           (i) Business. The design, manufacture, marketing and sale of promotional and permanent point of sale display materials, laminated corrugated (single face and labels) and high graphic corrugated paperboard packaging.

                           (ii) Customers. Those customers or suppliers of the Alliance Division or the Company for the Business during the two-year period prior to Executive's termination of employment with the Company.

                           (iii) Restricted Territory. Those states: (i) in which the Alliance Division or the Company had Customers during the two years prior to the termination of the Executive's employment with the Company; (ii) east of the Mississippi River; and (iii) specifically including, but not limited to, Connecticut, New Jersey, North Carolina, Ohio, and South Carolina.

                           (iv) Noncompetition Term. Three (3) years following the termination of Executive's employment with the Company.

                  (b) Noncompetition. In consideration for Executive's acceptance of the herein provisions, conditions and the Noncompetition Term, the Company hereby agrees to pay to the Executive, in addition to his other consideration set forth herein, the sum of One Hundred Eighty Thousand Dollars ($180,000) to be paid in five (5) separate annual payments of Thirty-Six Thousand Dollars ($36,000), such payments to be made at the

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commencement of each year of employment. Accordingly, during the Noncompetition
Term the Executive shall not, directly or indirectly, either individually or as an employee, agent, member, partner, shareholder, consultant or in any other capacity, participate in or engage in the Business with Customers in the Restricted Territory. While an employee of the Company, the Executive shall not, directly or indirectly, either individually or as an employee, agent, member, partner, shareholder, consultant or in any other capacity, participate in or engage in the Business with Customers or other customers within the Business in the Restricted Territory other than on behalf of the Company; provided, however, that the Executive may, without violating this covenant, own as a passive investment not in excess of one percent (1%) of the outstanding capital stock of a corporation which participates or engages in the Business with Customers in the Restricted Territory if such capital stock is a security which is actively traded on an established national securities market or the national over-the counter market.

         In the event the Company terminates the Executive "Without Cause" (as defined in Paragraph 6 (c) hereof), then the provisions and conditions of this Paragraph 9 (b) shall apply to the Executive, but the Noncompetition Term shall be reduced to Two (2) years.

                  (c) Nonsolicitation. While an employee of the Company and during the Noncompetition Term, neither the Executive nor any person or entity controlled by the Executive shall, directly or indirectly, (i) request, induce or attempt to influence any distributor or supplier of goods or services to the Alliance Division or to the Company to curtail or cancel any business they are currently, or in the past year have been, transacting with the Alliance Division or the Company; or (ii) request, induce or attempt to influence any existing Customers to curtail or cancel any business they are currently, or within the past year have been, transacting with the Alliance Division or the Company; or
(iii) solicit for employment or employ any person who was an employee of the Alliance Division or the company, except where such employee's employment has been terminated by the Company; or (iv) influence or attempt to influence any employee of the Company to terminate his employment for the purpose of working for a competitor of the Company, except where such employee's employment has been terminated by the Company.

         10. Rights and Remedies Upon Breach By the Executive. In the event of a material breach by the Executive or any person or entity controlled by the Executive of any provisions of this Agreement, including, but not limited to, those set forth in Section 9 hereof, the Company shall be entitled to seek legal and equitable relief for any breach, whether in the form of an injunction, specific performance or other appropriate relief. All legal or equitable remedies shall be cumulative and nonexclusive and shall be in addition to any other remedies to which the Company may be entitled.

         11. Miscellaneous.

                  (a) Exclusive Agreement. The Executive represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent the Executive from rendering exclusive service to the Company

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during the Term. The Executive further represents, warrants and agrees with the
Company that as of the date hereof he has not made and will not make during the Term any commitment he has not made and will not make during the Term any commitment or do any act in conflict with this Agreement, or take any action that might divert from the Company any opportunity which would be in the scope of any present or future business of the Company or any subsidiary thereof.

                  (b) Binding Effect. This Agreement shall extend to and be binding upon the Executive and his legal representatives, heirs and distributees, and upon the Company and its successors and assigns; provided, that the rights and obligations of the Executive hereunder shall not be assignable by him.

                  (c) Notices. Any notice provided for herein shall be in writing and shall be deemed to have been given or made (i) when received, if delivered in person or sent by telecopier and confirmed in writing within three
(3) days thereafter, or (ii) three (3) days following the mailing thereof, if mailed by first class registered or certified mail, postage prepaid, return receipt requested, to the address of the other party set forth below (or to such other address as may be specified by notice given in accordance with this
Section 11):

         If to the Company, to:

                  Rock-Tenn Converting Company
                  P.O. Box 4098 (30091)
                  504 Thrasher Street
                  Norcross, GA 30071
                  Attn:  Chief Financial Officer

         If to the Executive, to:

                  James L. Einstein
                  200 Arbor Road
                  Winston-Salem, North Carolina 27104

                  (d) Waiver. A waiver by a party hereto of a breach of any term, covenant or condition of this Agreement by the other party hereto shall not operate or be construed as a waiver of any other or subsequent breach by such party of the same or any other term, covenant or condition hereof.

                  (e) Prior Agreements. Any and all prior agreements, including, but not limited to, the Initial Agreement, between the Company and the Executive, whether written or oral, relating to the employment of the Executive by the Company are hereby superseded by this Agreement and to the extent inconsistent here with are hereby canceled and terminated.

                  (f) Entire Agreement; No Waiver. This Agreement sets forth the entire

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agreement between the parties with respect to the subject matter hereof and no waiver, modification, change or amendment of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification, change or amendment is sought to be enforced.

                  (g) Authority. The parties severally represent and warrant that they have the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenant: and conditions hereof.

                  (h) Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of North Carolina without giving effect to principles relating to conflicts of law.

                  (i) Titles. The titles of the Sections of this Agreement are inserted for convenience and ease of reference only and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    COMPANY:ROCK-TENN CONVERTING COMPANY

                                    By: /s/ R. Evan Hardin
                                        ----------------------------------------
                                    Name: R. Evan Hardin
                                    Title: Treasurer

                                    EXECUTIVE: JAMES L. EINSTEIN

                                        /s/ James L. Einstein
                                       -----------------------------------------

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